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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2004 (August 24, 2004)

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant's telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        On August 24, 2004, the Company announced that it had commenced an offer to exchange (i) new Floating Rate Senior Notes due 2010 that have been registered under the Securities Act of 1933, as amended, for all its outstanding Floating Rate Senior Notes due 2010 and (ii) new Senior Subordinated Notes due 2011 that have been registered under the Securities Act of 1933, as amended, for all outstanding 8 7/8% Senior Subordinated Notes due 2011. A copy of the press release announcing the commencement is attached hereto as Exhibit 99.1.

Signatures

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation
By:	/s/ RICHARD H. WILEY
Name:	Richard H. Wiley
Title:	Chief Financial Officer, Treasurer and Secretary

Date: August 24, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Samsonite Corporation on August 24, 2004.

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  ITEM 5. Other Events.
Signatures
INDEX TO EXHIBITS